Exhibit 3.3

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CHARDAN INTERNATIONAL ACQUISITION CORP.”, CHANGING ITS NAME FROM “CHARDAN INTERNATIONAL ACQUISITION CORP.” TO “VENTOUX CCM ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JULY, A.D. 2020, AT 12:46 O’ CLOCK P.M.

7508423 8100 SR# 20206469560	Authentication: 203369049 Date: 07-29-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:46 PM 07/29/2020 FILED 12:46 PM 07/29/2020 SR 20206469560 - File Number 7508423

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

CHARDAN INTERNATIONAL ACQUISITION CORP.

I, Jonas Grossman, being the President of Chardan International Acquisition Corp., a corporation existing under the laws of the State of Delaware (the “Corporation”), do hereby certify as follows:

FIRST.     The name of the Corporation is: Chardan International Acquisition Corp.

SECOND.     The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the “Secretary”) on July 10, 2019 and thereafter amended by a Certificate of Amendment of Certificate of Incorporation on July 17, 2019 (as amended, the “Certificate of Incorporation”).

THIRD.     The Certificate of Incorporation is hereby amended by striking Article FIRST thereof in its entirety and substituting in lieu thereof a new Article FIRST, which shall read in its entirety as follows:

“FIRST: The name of the corporation is: Ventoux CCM Acquisition Corp. (the “Corporation”).”

FOURTH.     This Certificate of Amendment of Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under the penalties of perjury, this 28th day of July, 2020.

/s/ Jonas Grossman
Name: Jonas Grossman
Title: President

19280169.1

233898-10001